Exhibit 2.3

                           SECONDARY VOTING AGREEMENT

       AGREEMENT made as of this 21st day of October, 2003 by and among Vision Technologies Kinetics, Inc., a Delaware corporation ("PARENT"), VTK Merger Subsidiary Corporation, an Alabama corporation ("MERGER SUBSIDIARY"), Miltope Group Inc., a Delaware corporation (the "COMPANY"), and Great Universal Incorporated, a Delaware corporation (the "STOCKHOLDER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

       WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Subsidiary, the Company and Miltope Corporation, an Alabama corporation and wholly-owned subsidiary of the Company (the "DSS CLEARED COMPANY"), have entered into an Agreement and Plan of Merger (as such agreement may be amended from time to time, the "MERGER AGREEMENT"), pursuant to which the Company and Merger Subsidiary will merge with and into the DSS Cleared Company (the "MERGERS"); and

       WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

       NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein set forth, the parties hereto intending to be legally bound hereby agree as follows:

       1.     DEFINITIONS. For purposes of this Agreement:

              (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act.

              (b) "COMPANY COMMON STOCK" shall mean at any time the Common Stock, $0.01 par value per share, of the Company.

              (c)    "PROHIBITED  ACT"  shall  have  the  meaning  set  forth in
Section 2(a).

              (d) "SUBJECT SHARES" shall mean 1,577,560 shares of Company Common Stock held by the Stockholder or its affiliates as set forth opposite the Stockholder's name on Schedule I hereto, together with any shares acquired by the Stockholder or its affiliates in any capacity after the date hereof and prior to the termination of the Agreement, whether upon exercise of Options or by means of purchase, dividend, distribution or otherwise, all of which are Beneficially Owned by the Stockholder.

Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Merger Agreement.

       2.     AGREEMENTS.

              (a) VOTING AGREEMENT. The Stockholder shall, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, vote (or cause to be voted) the Subject Shares, (i) in favor of the Mergers, the execution, delivery and performance by the Company of the Merger Agreement and the approval and adoption of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, and (ii) against any Takeover Proposal (including any Superior Proposal) and against any action or agreement that could reasonably be expected to: (A) impede, frustrate, prevent, nullify or adversely affect, or delay the consummation of the transactions contemplated under, this Agreement or the Merger Agreement, (B) result in the breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company, the DSS Cleared Company, Parent or the Merger Subsidiary under the Merger Agreement or (C) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled (collectively, the actions referred to in (A) through (C), "PROHIBITED ACTS").

              (b)    NO  INCONSISTENT   AGREEMENTS.   The   Stockholder   hereby
covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Subject Shares, any Options Beneficially Owned by the Stockholder or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Subject Shares, Options or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Subject Shares or Options, (iv) deposit such Subject Shares of Options into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Shares or Options, or (v) take any action that constitutes or results in a Prohibited Act.

              (c)    GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

                     (i) The Stockholder hereby irrevocably grants to, and appoints, Parent and Merger Subsidiary, or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares in favor of any or all of the Mergers and the transactions contemplated by the Merger Agreement, and against any Takeover Proposal (including any Superior Proposal) or action or agreement that constitutes or results in a

Prohibited Act. In addition, the Stockholder further agrees that, if the Board of Directors fails or refuses to submit the Merger Agreement and the Mergers to the stockholders of the Company as required under the Merger Agreement, then the proxy granted hereby shall include the ability to vote all Subject Shares held of record or Beneficially Owned by it to (A) call or cause to be called a special meeting of stockholders of the Company to submit the Merger Agreement and the Mergers to the stockholders of the Company for a vote, and (B) approve all or any actions incident to the Merger Agreement and the Mergers or the other matters referred to in this Section 3 by stockholder written consent.

                     (ii)   The   Stockholder   represents   that  any   proxies
heretofore given in respect of the Subject Shares are not irrevocable, and that any such proxies are hereby revoked.

                     (iii) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware Law.

              (d)    NO  SOLICITATION.  The  Stockholder  hereby agrees,  in the capacity of stockholder or otherwise, that neither the Stockholder nor any of its subsidiaries or affiliates shall (and the Stockholder shall use its best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Parent, any of its affiliates or representatives) concerning any Takeover Proposal or take any other action which the Company would be prohibited from taking under Sections 5.2 and 5.3(a) of the Merger Agreement. The Stockholder will, and will cause its subsidiaries, affiliates and the respective officers, directors, employees, representatives, investment bankers, attorneys, accountants and other agents of the Stockholder and its subsidiaries and affiliates to, (i) immediately cease any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any possibility of consideration of making a Takeover Proposal, (ii) immediately request that all confidential information furnished on behalf of the Stockholder with respect thereto be returned and (iii) promptly (and in any event within one
(1) business day) notify Parent in writing if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Stockholder in connection with any Takeover Proposal including the identity of the Person and its affiliates making such proposal, inquiry or offer and any information requested from it or of any negotiations or discussions being sought to be initiated with it, and shall furnish to Parent a written summary of the material terms and conditions of any such proposal, inquiry or offer. The Stockholder agrees that it shall keep Parent fully informed promptly of any developments in the status and terms of any of the foregoing.

              (e) WAIVER OF APPRAISAL RIGHTS. The Stockholder hereby waives any rights of appraisal or rights of dissent from the Mergers that the Stockholder may have.

              (f) PROXY STATEMENT. The Stockholder hereby permits Parent and Merger Subsidiary to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC), its identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings under this Agreement.

       3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent as follows:

              (a) OWNERSHIP OF SUBJECT SHARES. The Stockholder is the record and Beneficial Owners of the Subject Shares. On the date hereof, the Subject Shares, together with the shares of Company Common Stock Beneficial Owned by Stockholder which are subject to the Primary Voting Agreement, dated the date hereof, by and among Parent, Merger Subsidiary, the Company and Stockholder, constitute all of the shares of Company Common Stock owned of record or Beneficially Owned by the Stockholder and its affiliates. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with the respect to all of the Subject Shares with no limitations, qualifications or restrictions of such rights, subject to applicable securities laws and the terms of this Agreement.

              (b) POWER; BINDING AGREEMENT. The Stockholder has the corporate power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms. The Board of Directors of the Company has approved, for purposes of Section 203 of the Delaware Law and any applicable provision of the Company's certificate of incorporation, the terms of this Agreement, including, without limitation, the irrevocable proxy and voting provisions set forth in Section 2 hereof. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

              (c)    NO  CONFLICTS.  Except for filings  under the Exchange Act,
(i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to the Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indentures, license, contract, arrangement, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Stockholder or any of its properties or assets.

              (d) NO ENCUMBRANCES. Except as permitted by this Agreement, the Subject Shares and the certificates representing such Subject Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all Encumbrances, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for and such Encumbrances or proxies arising hereunder.

              (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

              (f) RELIANCE BY PARENT. The Stockholder understands and acknowledges that Parent is entering into, and causing Merger Subsidiary to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

       4.     REPRESENTATION AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY.

              (a) POWER; BINDING AGREEMENT. Each of Parent and Merger Subsidiary has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and Merger Subsidiary will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Subsidiary and constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against the Stockholder in accordance with its terms.

              (b)    NO  CONFLICTS.  Except for filings  under the Exchange Act,
(i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and Merger Subsidiary and the consummation by each of Parent and Merger Subsidiary of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by each of Parent and Merger Subsidiary, the consummation by each of Parent and Merger Subsidiary of the transactions contemplated hereby or compliance by each of Parent and Merger Subsidiary with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to either Parent or Merger Subsidiary, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indentures, license, contract, arrangement, agreement or other instrument or obligation of any kind to which either Parent or Merger Subsidiary is a party or by which either of Parent or Merger Subsidiary or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to either Parent or Merger Subsidiary or any of their properties or assets.

       5. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

       6. STOP TRANSFER. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, unless such transfer is made in accordance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "SUBJECT SHARES" shall refer to and include the Subject Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Subject Shares may be changed or exchanged.

       7. TERMINATION. The covenants and agreements contained herein with respect to the Subject Shares shall terminate upon the earlier to occur of (i) the Closing Date and (ii) the termination of the Merger Agreement in accordance with its terms; PROVIDED THAT, if the termination of the Merger Agreement gives rise to, or, with the passing of time could give rise to, the requirement that a Termination Fee be paid under the Merger Agreement, then this Agreement shall not terminate until 24 months after the date hereof. Notwithstanding the foregoing, in the event a Superior Proposal is made and the Board of Directors makes a good faith determination to withdraw or modify its recommendation that the stockholders of the Company adopt and approve the Merger Agreement and the Merger, this Agreement shall be terminable by any party hereto upon such withdrawal or modification occurring in accordance with Section 5.3(c) of the Merger Agreement.

       8.     MISCELLANEOUS.

              (a) ENTIRE AGREEMENT. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement between the parties concerning the subject matter hereof. All negotiations and prior agreements between the parties (other than those incorporated herein) are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

              (b) BINDING AGREEMENT. This Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's successors. Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

              (c)    ASSIGNMENT.   This  Agreement  shall  not  be  assigned  by
operation of law or otherwise without the prior written consent of the other parties.

              (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

              (e) NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be deemed given if in writing and delivered personally or sent by overnight courier (providing proof of delivery), postage prepaid or by facsimile (which is confirmed).

              if to Parent or Merger Subsidiary:

              225 Reineckers Lane, Suite 525
              Alexandria, VA 22314
              Attention:  Misty Walsh
              Facsimile:  (703) 683-8979

              with a copy to:

              Michael W. Sturrock, Esq.
              Latham & Watkins LLP
              80 Raffles Place #14-20
              UOB Plaza 2, Singapore 048624
              Facsimile: (+65) 6536-1171

              if to the Company:

              3800 Richardson Road South
              Hope Hull, AL 36043
              Attention: President
              Facsimile: (334) 613-6591

              with a copy to:

              Leonard Gubar, Esq.
              Piper Rudnick LLP
              1251 Avenue of the Americas
              New York, New York 10020
              Facsimile: (212) 835-6001
              if to the Stockholder:

              153 East 53rd Street
              59th Floor
              New York, New York 10022
              Facsimile: (212) 702-4666

              with a copy to:

              Leonard Gubar, Esq.
              Piper Rudnick LLP
              1251 Avenue of the Americas
              New York, New York 10020
              Facsimile: (212) 835-6001

or to such other address as may have been designated in a prior notice. Notices shall be deemed to have been given when received.

              (f) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

              (g) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative or exclusive, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

              (h) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

              (i)    NO THIRD PARTY BENEFICIARIES.  Subject to the provisions of
Section 9(b) hereof, this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

              (j) GOVERNING LAW. This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to conflict of laws principles.

              (k) DESCRIPTIVE HEADINGS. The descriptive headings used herein used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

              (l)    COUNTERPARTS.   This   Agreement   may   be   executed   in
counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                            [Signature Page Follows]

              IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

                                       VISION TECHNOLOGIES KINETICS, INC.



                                       By:      /s/      JOHN COBURN
                                          --------------------------------------
                                          Name:  John Coburn
                                          Title: Authorized Representative

                                       VTK MERGER SUBSIDIARY CORPORATION



                                       By:      /s/      ALFRED W. CLARK
                                          --------------------------------------
                                          Name:  Alfred W. Clark
                                          Title: President

                                       MILTOPE GROUP INC.



                                       By:      /s/      THOMAS R. DICKINSON
                                          --------------------------------------
                                          Name:  Thomas R. Dickinson
                                          Title: President and CEO

                                       GREAT UNIVERSAL INCORPORATED



                                       By:      /s/      HENRY LEE GUY
                                          --------------------------------------
                                          Name:  Henry Lee Guy
                                          Title: President and CEO

                                   SCHEDULE I

                                 SUBJECT SHARES

         STOCKHOLDER                                              SUBJECT SHARES
         -----------                                              --------------

GREAT UNIVERSAL INCORPORATED                                        1,577,560




                                  Schedule - I